Exhibit 99.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

I, Robert J. Zollars, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Neoforma, Inc. for the periods covered by the Form 10-Q.

Dated: May 15, 2003	By:	/s/ ROBERT J. ZOLLARS
Robert J. Zollars Chief Executive Officer, Neoforma, Inc.

I, Andrew L. Guggenhime, certify that, to the best of my knowledge based upon a review of the Form 10-Q, the Form 10-Q fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Neoforma, Inc. for the periods covered by the Form 10-Q.

Dated: May 15, 2003	By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer, Neoforma, Inc.

A signed original of this written statement required by Section 906 has been provided to Neoforma, Inc. and will be retained by Neoforma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.